OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 753-7200






                                                     February 4, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:      QueryObject Systems Corporation
                           Commission File No. 333-69101
                           Registration Statement on Form S-3

Gentlemen:

         Reference is made to the Registration Statement on Form S-3 dated May 5, 1998, as amended, (the "Registration Statement"), filed with the Securities and Exchange Commission by QueryObject Systems Corporation, a New York corporation (the "Company"). The Registration Statement relates to the resale of an aggregate of 17,566,792 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Common Stock") issuable upon exercise of outstanding warrants or options or conversion of preferred stock.

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all


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February 4, 1999
Page 2

documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         The Shares have been duly authorized and reserved for and when issued in accordance with the terms of the warrants, options or preferred stock will be legally paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof. We advise you that a member of this firm holds securities which are exercisable or convertible into Shares.

                            Very truly yours,



                            /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                            --------------------------------------------------
                            OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP